UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2020
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the Accenture Tower Revolving Loan (defined below) and the Modified Portfolio Loan Facility (defined below) is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Accenture Tower Revolving Loan
On November 2, 2020, KBS Real Estate Investment Trust III, Inc. (“the Company”), through an indirect wholly owned subsidiary (the “Accenture Tower Borrower”), entered into a three-year loan facility with U.S. Bank, National Association, as administrative agent, joint lead arranger and co-book runner; Bank of America, N.A., as syndication agent, joint lead arranger and co-book runner; and Deutsche Pfandbriefbank AG (together, the “Accenture Tower Lenders”), for a committed amount of up to $375.0 million (the “Accenture Tower Revolving Loan”), of which $281.3 million is term debt and $93.7 million is revolving debt. At closing, $281.3 million was funded, of which approximately $210.3 million was used to pay down the Portfolio Loan Facility. Also, at closing, the revolving portion of $93.7 million remained available for future disbursements, subject to certain terms and conditions contained in the loan documents. Subject to certain terms and conditions contained in the loan documents, the Accenture Tower Revolving Loan may be used for working capital, capital expenditures, real property acquisitions and other corporate purposes, provided that $30.0 million of the revolving debt is to be used for tenant improvements and lease commissions related to the Accenture lease although this restriction is released as the Company completes such projects. In addition, the Accenture Tower Revolving Loan contains customary representations and warranties, financial and other affirmative and negative covenants (including maintenance of an ongoing debt service coverage ratio), events of default and remedies typical for this type of facility.
The Accenture Tower Revolving Loan matures on November 2, 2023, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents. The Accenture Tower Revolving Loan bears interest at a floating rate of 225 basis points over one-month LIBOR so long as the loan is subject to a lender provided swap. The Accenture Tower Revolving Loan includes provisions for a “LIBOR Successor Rate” in the event LIBOR is unascertainable or ceases to be available. Monthly payments are interest only with the entire balance and all outstanding interest and fees due at maturity. The Company will have the right to repay the loan in part and in whole subject to certain conditions contained in the loan documents.
KBS REIT Properties III, LLC (“REIT Properties III”), the Company’s wholly owned subsidiary, is providing a guaranty of (i) payment of, and agrees to protect, defend, indemnify and hold harmless each Accenture Tower Lender for, from and against, any liability, obligation, deficiency, loss, damage, costs and expenses (including reasonable attorney’s fees), and any litigation which may at any time be imposed upon, incurred or suffered by the Accenture Tower Lender because of (a) certain intentional acts committed by the Accenture Tower Borrower, (b) fraud or intentional misrepresentations by the Accenture Tower Borrower or REIT Properties III in connection with the loan documents as described in the guaranty agreement, and (c) certain bankruptcy or liquidation proceedings under state or federal law, and (ii) payment for liability that is incurred and related to certain environmental matters. In addition, REIT Properties III is providing a principal guaranty for up to 25% of the outstanding balance of the Accenture Tower Revolving Loan, which will convert to a principal guaranty of up to the funded amount of the revolving portion of the Accenture Tower Revolving Loan upon the Company meeting certain leasing and performance hurdles as set forth in the guaranty agreement.
Modified Portfolio Loan Facility
On November 3, 2017, the Company, through indirectly wholly owned subsidiaries, entered into a three-year loan facility with Bank of America, N.A., as administrative agent; Merrill Lynch Pierce Fenner & Smith Incorporated, Wells Fargo Securities, LLC and U.S. Bank, N.A., as joint lead arrangers and joint book runners; Wells Fargo Bank, NA, as syndication agent, and each of the financial institutions a signatory thereto (the “Portfolio Loan Facility Lenders”), for an amount of up to $1.01 billion (the “Portfolio Loan Facility”), of which $757.5 million is term debt and $252.5 million is revolving debt. The Portfolio Loan Facility had an initial maturity date of November 3, 2020, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents.

On November 3, 2020, the Company, through indirect wholly owned subsidiaries, entered into a loan extension and modification agreement (the “Modified Portfolio Loan Facility”) with Bank of America, N.A., as administrative agent for the Portfolio Loan Facility Lenders, to (i) extend the maturity date of the Modified Portfolio Loan Facility to November 3, 2021 and (ii) modify the loan documents to include provisions for a “LIBOR Successor Rate” in the event LIBOR is unascertainable or ceases to be available. As of November 3, 2020, the face amount of the Portfolio Loan Facility was $630.6 million, of which $472.9 million was term debt and $157.7 million was revolving debt. As of November 3, 2020, the outstanding balance under the Portfolio Loan Facility consisted of $472.9 million of term debt. The entire revolving portion of the Portfolio Loan Facility remains available for future disbursements, subject to certain terms and conditions contained in the loan documents. The Modified Portfolio Loan Facility has one additional 12-month extension option, subject to certain terms and conditions as described in the loan documents. The Modified Portfolio Loan Facility is secured by RBC Plaza, Preston Commons, Sterling Plaza, Towers at Emeryville, Ten Almaden and Town Center. Accenture Tower was released as security from the loan in connection with the entry into the Accenture Tower Revolving Loan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: November 6, 2020	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary